Dryden Government Securities Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               February 24, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:  Rule 24f-2 Notice for Dryden Government Securities
Trust
     File Nos. 002-74139 and 811-03264

     On behalf of the Dryden Government Securities
Trust, enclosed for filing under the Investment Company
Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
1220.

                              Very truly yours,
                              /s/    M. Sadiq Peshimam
                              M. Sadiq Peshimam
                              Assistant Treasurer